FOR IMMEDIATE RELEASE

id-Confirm, Inc.– Closing of Convertible Debenture Offering

DENVER, Colorado, November 14, 2005 – id-Confirm, Inc. (the “Company”) (OTC BB:IDCO.OB) today announced that it has amended the terms of the private placement announced on October 27, 2005 and has entered into additional private placement agreements with further institutional investors. Subsequent to October 27, 2005, the Company rescinded agreements with two investors, cancelled the corresponding debentures and warrants, and returned their funds. One former investor had $1,000,000 returned and another had $420,000 returned. These investors sought recission and return of their funds due to delays associated with the delivery of a Uniform Commercial Code opinion as required under the private placement’s Security Agreement.

We have subsequently entered into private placement agreements with seven additional investors. As a result of the subsequent closing on November 14, 2005, we have received gross proceeds of $2,481,680 and have issued $2,954,380.95 of Convertible Debentures, convertible into 4,923,968 shares of Common Stock at the option of the debenture holder at a conversion price of $0.60, subject to adjustment. In addition, a total of 4,891,359 long term warrants and 4,891,359 short term warrants have now been issued collectively to all of the investors. The long term warrants are exercisable at any time on or after the six month anniversary of the securities purchase agreement at an exercise price of $0.65 per share, for a period of five years. The short term warrants have an exercise price of $0.60 per share, exercisable until the earlier of twelve months from the effective date of a registration statement covering the shares issuable on exercise of the warrants or five years from the closing date.

JPC Capital Partners, Inc. was the placement agent for the transaction, and has been issued 196,959 warrants and 196,959 short term warrants.

The securities offered in the private placement were not registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act. Pursuant to a registration rights agreement with the investors, the Company will file a registration statement with the United States Securities and Exchange Commission covering the resale of the shares of common stock issuable pursuant to the Convertible Debentures and the warrants, subject to certain terms and conditions.

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the application of the proceeds of the Company’s Convertible Debenture financing.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the possibility that the Company is unable to close the Convertible Debenture offering because of a failure of any subsequent closing condition or otherwise. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Robert A. Morrison IV

President

303.458.5727

id-Confirm, Inc.

Suite 400, 1800 Boulder Street, Denver, Colorado, 80211-6400

id-Confirm.com